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                    FIRST AMENDMENT TO AMENDED AND RESTATED
                RIGHTS AGREEMENT AND APPOINTMENT OF RIGHTS AGENT


                 FIRST AMENDMENT TO AMENDED AND RESTATED RIGHTS AGREEMENT AND APPOINTMENT OF RIGHTS AGENT (this "First Amendment"), dated as of March 31, 1997, among BJ SERVICES COMPANY, a Delaware corporation ("BJ Services"), First Chicago Trust Company of New York, a New York limited purpose trust company ("First Chicago"), and THE BANK OF NEW YORK, a New York trust company.

                 WHEREAS, BJ Services and First Chicago have heretofore entered into an Amended and Restated Rights Agreement, dated as of September 26, 1996 (as amended and restated, the "Rights Agreement"), pursuant to which First Chicago has served as rights agent (the "Rights Agent"); and

                 WHEREAS, BJ Services has determined that it is advisable to remove First Chicago as Rights Agent and to appoint The Bank of New York as successor Rights Agent under the Rights Agreement; and

                 WHEREAS, BJ Services has heretofore provided notice of the removal of the Rights Agent to First Chicago and to the transfer agent of the BJ Common Stock and the BJ Preferred Stock, in accordance with the requirements of Section 21 of the Rights Agreement; and

                 WHEREAS, BJ Services, First Chicago and The Bank of New York are entering into this First Amendment in order to confirm the removal of First Chicago as Rights Agent, the appointment of The Bank of New York as successor Rights Agent and the acceptance by The Bank of New York of such appointment and of its powers, rights, duties and responsibilities as Rights Agent as provided for in the Rights Agreement;

                 NOW, THEREFORE, in consideration of the foregoing premises, and other good and valuable consideration, the parties hereto agree as follows:


                                   ARTICLE I
                                  APPOINTMENT

                 1.1 BJ Services hereby removes First Chicago as Rights Agent under the Rights Agreement, effective at the Effective Time (as defined in Section 1.2).

                 1.2 BJ Services hereby appoints The Bank of New York as Rights Agent under the Rights Agreement, and The Bank of New York hereby accepts such appointment, all in accordance with the terms and subject to the conditions of the Rights Agreement, and effective as of 5:00 p.m., New York time, on March 31, 1997 (the "Effective Time").
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                                   ARTICLE II
                                   AMENDMENTS

                 As of the Effective Time, the Rights Agreement is hereby amended as follows:

                 2.1 First Chicago shall hereby cease to be a party to the Rights Agreement.

                 2.2 Each reference to the Rights Agent in the Rights Agreement and, as applicable, each exhibit thereto is amended to be a reference to The Bank of New York.

                 2.3 Section 26 of the Rights Agreement is hereby amended to change the address for notices to the Rights Agent to read as follows:


                          "The Bank of New York
                          101 Barclay Street (12W)
                          New York, New York  10286
                          Attention: Tenders and Exchange Administration"


                 2.4 The form of Right Certificate attached as Exhibit B to the Rights Agreement shall be deleted and replaced in its entirety with the amended Exhibit B that is attached as Annex I to this First Amendment.

                                  ARTICLE III
                                 MISCELLANEOUS

                 3.1 Terms used in this First Amendment without definition shall have the meanings ascribed to such terms in the Rights Agreement.

                 3.2 This First Amendment may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement.

                 3.3 Except as expressly amended and modified by the terms of this First Amendment, the terms and provisions of the Rights Agreement shall remain in full force and effect.

                 3.4 This First Amendment, the Rights Agreement and each Right Certificate issued hereunder and thereunder shall be deemed to be a contract made under the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

                 3.5 The undersigned officer of BJ Services hereby certifies to First Chicago and The Bank of New York that this First Amendment is compliance with the terms of Section 27 of the Rights Agreement.


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                 IN WITNESS WHEREOF, the parties hereto have caused this First
Amendment to be duly executed as of the day first written above by their respective officers thereunto duly authorized, to be effective as of the Effective Time.


                                      BJ SERVICES COMPANY


                                      By: /s/  Margaret B. Shannon
                                          -----------------------------------
                                          Margaret B. Shannon, Vice President


                                      FIRST CHICAGO TRUST COMPANY
                                      OF NEW YORK


                                      By: /s/  Kevin Laurita
                                          ----------------------------------
                                          Kevin Laurita, Assistant Vice
                                          President


                                      THE BANK OF NEW YORK


                                      By: /s/  John I. Sivertsen
                                          ---------------------------------
                                          John I. Sivertsen, Vice President